Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-78798, 333-31059, 333-52995, 333-104288) of Stratus Properties Inc. of our report dated June 23, 2009 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Stratus Properties Inc.'s 2008 Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
July 15, 2009